Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 8, 2014 relating to the July 31, 2014 financial statements of Nuts and Bolts International, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

November 26, 2014